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                                                                   EXHIBIT 10.16



         STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of August 21, 1992, by and between DeSoto, Inc., a Delaware corporation ("DeSoto"), and Narragansett/Prescott, Inc., a Delaware corporation ("NPI").

         WHEREAS, DeSoto, DeSoto Subsidiary One Corp., a New Jersey corporation and a direct wholly-owned subsidiary of DeSoto ("Newco"), and J.L. Prescott Company, a New Jersey corporation and a direct wholly-owned subsidiary of NPI (the "Company"), have entered into a Plan and Agreement of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with Newco and NPI, as the holder of all the shares of common stock, par value $.01 per share, of the Company ("Prescott Shares"), will receive shares of common stock, par value $1 per share, of DeSoto ("DeSoto Shares"), all on the terms and subject to the conditions set forth in the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01. Certain Definitions. (a) Any capitalized term used and not otherwise defined herein, and each of the terms "affiliate" and "subsidiary", shall have the meaning ascribed to it in the Merger Agreement (a copy of which has been previously provided to NPI and can be obtained by any Stockholder by contacting DeSoto).

                 (b) As used herein:

                 "associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

                 "Banks" shall mean the banks under the Prescott Credit Agreement, being Fleet National Bank, Barclays Bank PLC and The Bank of Nova Scotia.

                 "Board" shall mean the Board of Directors of DeSoto.

                 "Director" shall mean a member of the Board.
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                 "Encumbrance" shall mean any lien, option (excluding the
purchase option granted by the Banks to Narrangansett First Fund in connection with the Bank Debt Restructuring), claim, security interest or other encumbrance (including, without limitation, any right of first refusal or similar right), except as created by this Agreement.

                 "Narragansett Family Members" shall mean (i) NPI, Narragansett First Fund and their respective affiliates and associates, (ii) a liquidating trust of Narrangansett First Fund, the sole trustee (who shall have sole voting and dispositive power with respect to the property of such trust) of which shall be Narragansett Management Partners or a bank or other institutional trustee which in the regular course of business provides trust services to its customers and (iii) the Banks and their respective affiliates.

                 "New DeSoto Shares" shall mean DeSoto Shares issued (x) in the Merger, (y) to the Banks in connection with the Bank Debt Restructuring or (z) pursuant to the CVRs.

                 "Preferred Stock Purchasers" shall mean the initial purchasers under the Preferred Stock and Warrant Purchase Agreement with DeSoto dated as of the date hereof.

                 "Public Offering" shall mean the offering of the primary or secondary sale of any common stock of DeSoto consummated pursuant to an effective registration statement under the Securities Act.

                 "Related Business Affiliate" shall mean (i) with respect to any Stockholder which is a Narragansett Family Member, any other Narragansett Family Member or (unless such Stockholder is a Bank) any shareholder or partner (whether limited or general) or beneficiary (if such Stockholder is a trust) of such Stockholder at the Effective Time, and (ii) with respect to any other Stockholder which is a corporation, trust, partnership or joint venture, any affiliate of such Stockholder.

                 "Related Individual" shall mean, with respect to any individual Stockholder, an individual who is the parent, spouse or any lineal descendant of such Stockholder.

                 "Related Person" shall mean, with respect to any Stockholder, a Related Business Affiliate, a Related Individual or a Related Trust of such Stockholder.

                 "Related Trust" shall mean, with respect to any individual Stockholder, a trust, all the beneficiaries of which are the Stockholder, his parents, his spouse and his lineal descendants.





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                 "Rule 144" shall mean Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC.

                 "Stockholder" shall mean (i) NPI and (ii) any Person (other than DeSoto) who shall have acquired New DeSoto Shares in accordance with
Section 5.02(b).

                 "Stockholder Representative" shall mean NPI until DeSoto shall have been notified in writing by Narragansett First Fund that NPI was liquidated, whereupon it shall mean Narragansett First Fund until DeSoto shall have been notified by the general partner of Narragansett First Fund that it was liquidated, and thereafter shall mean such Stockholder as is so designated in a writing executed and delivered to DeSoto by the holders of 66% of the New DeSoto Shares then outstanding and held by all Stockholders other than the Banks.

                 "Third Party" shall mean any Person excluding each of the following: (i) any Stockholder and its Related Persons; (ii) any of the Narragansett Family Members; and (iii) DeSoto, the Company and any of the Preferred Stock Purchasers, and any of their respective officers, directors, affiliates or associates.

                 "Transfer" shall mean, with respect to any property, any sale, assignment, transfer, pledge, hypothecation or other disposition thereof or an appurtenant right thereto or participation therein.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF NPI

         NPI represents and warrants to DeSoto as follows:

         2.01. Organization. NPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, use and lease its assets and properties.

         2.02. Authority Relative to This Agreement; Required Vote. NPI has all requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of NPI, and no other corporate proceedings on the part of NPI are necessary to authorize this Agreement or compliance herewith. This





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Agreement has been duly and validly executed and delivered by NPI and constitutes a valid and binding obligation of NPI, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) is subject to general principles of equity.

         2.03. Consents; No Violations. Except as disclosed in writing by NPI to DeSoto concurrently with the execution and delivery of this Agreement, neither the execution, delivery or performance by NPI or the Company of this Agreement, the Merger Agreement or any of the definitive agreements providing for the Bank Debt Restructuring (collectively, the "Operative Agreements") nor the consummation of any of the transactions contemplated by any of the Operative Agreements (collectively, the "Operative Transactions") will (a) conflict with, or result in any breach or violation of, any provision of the Certificate of Incorporation or By-laws of NPI; (b) assuming compliance with the matters referred to in Section 2.08 of the Merger Agreement and clause (c) of this Section 2.03, constitute, with or without the passage of time or the giving of notice or both, a breach, violation or default, create a lien, or give rise to any contingencies, liquidated damages, penalties or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument of NPI, Narragansett First Fund or Narragansett Management Partners, or to which any of them or any of their respective properties is subject, except, with respect to the matters set forth in clause (ii), for breaches, violations, defaults, liens, or contingencies, liquidated damages, penalties or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, singly or in the aggregate, which would not have (and would not reasonably be expected to have) a material adverse effect on the business, financial condition, assets, liabilities, properties or results of operations of NPI and its subsidiaries taken as a whole (a "NPI Material Adverse Effect") or materially adversely affect the ability of NPI to consummate any of the transactions contemplated by any of the Operative Agreements or to perform or comply with any of its obligations thereunder; or (c) assuming the accuracy of the representations and warranties contained in Section 3.04(a), require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity on the part of NPI other than consents, approvals, authorizations, notifications, filings, exemptions or waivers which, if not obtained or made would not, singly or in the





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aggregate, have a NPI Material Adverse Effect or materially adversely affect the ability of NPI to consummate any of the transactions contemplated by any of the Operative Agreements or to perform or comply with any of its obligations thereunder.

         2.04. Title to Stock; Capitalization. NPI has legal and valid title to, and is the owner of record of, all the issued and outstanding Prescott Shares. Other than as provided in connection with the Prescott Credit Agreement and NPI's guaranty and pledge related thereto and the Company's agreement as of the date hereof with the Banks pertaining to the Bank Debt Restructuring, NPI owns all such Prescott Shares free and clear of any and all Encumbrances and has sole unencumbered investment and voting power with respect to all such shares. The authorized capital stock of NPI consists of 1,250,000 shares of common stock, par value $.01 per share ("NPI Shares"), of which 701,389 NPI Shares are issued and outstanding and 34,722 NPI Shares are held in NPI's treasury. An additional 34,722 NPI Shares will be redeemed and cancelled immediately after the Effective Time as described in Section 1.07 of the Merger Agreement. Schedule 2.04 hereto sets forth the name of each Person reflected in NPI's books and records as the registered owner of NPI Shares and the number of NPI Shares held by such Person.

         2.05. Approval of Merger Agreement. NPI, as sole shareholder of the Company, has duly approved and authorized the Merger Agreement in accordance with the BCA, and no other corporate or partnership (as the case may be) proceeding or action on the part of NPI or its shareholders or Narragansett First Fund or Narragansett Management Partners is necessary to approve or authorize the Merger Agreement or the transactions contemplated thereby.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF DESOTO

         DeSoto represents and warrants to NPI as follows:

         3.01. Organization. DeSoto is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, use and lease its assets and properties.

         3.02. Authority Relative to This Agreement; Required Vote. DeSoto has all requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and have been duly authorized by the Board, and no other corporate proceedings on the part of DeSoto are necessary to authorize this Agreement or compliance herewith. This Agreement has been





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duly and validly executed and delivered by DeSoto and constitutes a valid and binding obligation of DeSoto, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         3.03. DeSoto Shares. The New DeSoto Shares will, upon their issuance, be duly and validly issued, fully paid and nonassessable, will vest in NPI and any other initial Stockholders legal and valid title to such New DeSoto Shares free and clear of all Encumbrances (other than those Encumbrances created by NPI (or such other Stockholders) as permitted by this Agreement) and will not be issued in violation of any preemptive rights.

         3.04. Consents; No Violation. (a) Assuming the accuracy of the representations and warranties contained in Section 2.03, no consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity, is required on the part of DeSoto in connection with the execution, delivery and performance by DeSoto of this Agreement or the consummation of the Operative Transactions, other than consents, approvals, authorizations, notifications, filings, exemptions or waivers which, if not obtained or made would not, singly or in the aggregate, have a DeSoto Material Adverse Effect or materially adversely affect the ability of DeSoto to perform or comply with any of its obligations hereunder.

                 (b) Neither the execution, delivery or performance of this Agreement by DeSoto or Newco nor the consummation of any of the Operative Transactions will (x) conflict with, or result in any breach or violation of, any provision of the Certificate of Incorporation or By-laws of DeSoto or Newco; (y) assuming compliance with the matters referred to in Section 3.10 of the Merger Agreement and Section 3.04(a) hereof, constitute, with or without the passage of time or the giving of notice or both, a breach, violation or default, create a lien, or give rise to any contingencies, liquidated damages, penalties or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument of DeSoto or Newco, or to which it or any of its properties is subject, except, with respect to the matters set forth in clause (ii), for breaches, violations, defaults, liens, or contingencies, liquidated damages, penalties or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, singly or





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in the aggregate, which would not have (and would not reasonably be expected to have) a DeSoto Material Adverse Effect or materially adversely affect the ability of DeSoto to consummate any of the transactions contemplated by any of the Operative Agreements or to perform or comply with any of its obligations thereunder.

                                   ARTICLE IV

                    BOARD OF DIRECTORS; VOTING ARRANGEMENTS

         4.01. Nomination of Directors. If the Effective Time shall occur, DeSoto (by action of the Board) shall thereupon create two vacancies on the Board by enlarging the size of the Board to include two additional Directors and the Stockholder Representative shall on behalf of the Stockholders have the right to designate such two Directors to fill such vacancies, who shall initially be Arthur D. Little and a person reasonably satisfactory to DeSoto (it being agreed that any of the persons previously identified by Arthur D. Little are satisfactory to DeSoto), each such individual to hold office until his successor is elected and qualified or until his earlier resignation or removal in accordance with applicable law. The Stockholder Representative shall be entitled to maintain such Board representation on behalf of the Stockholders after the Effective Time as follows:

                 (i) so long as the Narragansett Family Members collectively own 100% of the New DeSoto Shares then outstanding, the Stockholder Representative shall have the right to maintain on behalf of the Stockholders a total of two designees as Directors;

                 (ii) from and after such time as the Narragansett Family Members collectively own 50% or more than 50% but in either case less than 100% of the New DeSoto Shares then outstanding, the Stockholder Representative shall have the right to maintain on behalf of the Stockholders one designee as a Director; and

                 (iii) from and after such time as the Narragansett Family Members collectively own less than 50% of the New DeSoto Shares then outstanding, the Stockholder Representative shall not have any right to have any of its designees as Directors.

If and only to the extent necessary to permit the Stockholder Representative to maintain the number of Directors specified in





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this section, at such time as a Director previously designated by the
Stockholder Representative is up for election at an annual meeting of DeSoto's shareholders, DeSoto shall nominate an individual designated by the Stockholder Representative and reasonably satisfactory to DeSoto for election as a Director at such shareholders' meeting. Any such designee of the Stockholder Representative may resign from the Board at any time. The Stockholder Representative may at any time waive the right contained in Section 4.01 to designate Directors or Section 4.02 to designate a replacement Director in respect of a resignation described in the preceding sentence.

         4.02. Vacancies on the Board. If for any reason there shall exist or occur any vacancy on the Board with respect to a Director designated by the Stockholder Representative in accordance with Section 4.01, then, if and only to the extent necessary to permit the Stockholder Representative to maintain on behalf of the Stockholders the number of Directors specified in Section 4.01, the Stockholder Representative shall, if it so elects, designate an individual reasonably acceptable to DeSoto to fill such vacancy. In the event of any other vacancy on the Board, a majority of Directors then in office (other than those Directors designated by the Stockholder Representative in accordance with this
Article IV) shall designate in their sole discretion an individual to fill such vacancy.

         4.03. Voting Agreement. If the Effective Time shall occur, each Stockholder shall take all actions necessary to vote all DeSoto Shares owned or held of record by it at any annual or special meeting at which Directors are to be elected in favor of, or to take all actions by written consent in lieu of any such meeting necessary to cause, the election as Directors of all individuals nominated by DeSoto (including any designated by the Stockholder Representative in accordance with this Article IV). If the Effective Time shall occur, each Stockholder shall, with respect to all other matters to be voted upon by DeSoto's shareholders, vote its DeSoto Shares as recommended by a majority of Directors then in office (including those Directors designated by the Stockholder Representative in accordance with this Article IV). Notwithstanding the preceding two sentences, if at any time when the Stockholder Representative is entitled to designate one or more Directors pursuant to Section 4.01 or 4.02 and has designated such number of Director designees but such number of designees are not elected or appointed to office as Directors (other than during a temporary period preparatory to such election or appointment), the voting agreements contained in the two preceding sentences shall terminate and be of no further force or effect. The restrictions set forth in this Section 4.03 to the extent they apply to the Narragansett





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Family Members and their Related Business Affiliates shall terminate and be of no further force or effect upon the fifth anniversary of the Effective Time if the CVR Payment (as defined in the CVR) has not been paid in full in cash, DeSoto Securities (as defined in the CVR) or DeSoto Shares (or any combination thereof) for a reason other than disagreement with respect to a CVR Value Reduction (as defined in the CVR) or if any DeSoto Securities have been issued in respect of a CVR Payment and remain outstanding and unpaid.

         4.04. Restrictions on Other Agreements. Except as otherwise contemplated hereby, if the Effective Time shall occur no Stockholder shall enter into any agreements or arrangements of any kind (including, without limitation, any grant of a proxy to a Third Party) with respect to the voting of DeSoto Shares and no Stockholder shall execute a written consent to action in lieu of a meeting of DeSoto's shareholders, except at the request of DeSoto.

                                   ARTICLE V

                    RESTRICTIONS ON TRANSFER AND ASSIGNMENT

         5.01. General Restrictions. Each Stockholder agrees that it will not, directly or indirectly, effect any Transfer of, or create, incur or assume or suffer to exist any Encumbrance with respect to, any New DeSoto Shares owned by it (or solicit any offers to buy or otherwise acquire any such New DeSoto Shares), except (a) in compliance with the Securities Act and any applicable state securities laws and (b)(i) as permitted by Section 5.02 or 5.03 of this Agreement or (ii) in a Public Offering pursuant to an exercise of the registration rights set forth in Exhibit A (the "Registration Rights").

         5.02. Permitted Transfers of New DeSoto Shares. (a) Except as provided in Section 5.02(b) and Section 5.03 or in a Public Offering pursuant to an exercise of the Registration Rights, no Stockholder shall, directly or indirectly, effect any Transfer of, or create, incur or assume or suffer to exist any Encumbrance with respect to, any New DeSoto Shares owned by it without the prior written consent of DeSoto.

                 (b) A Transfer of all or any of a Stockholder's New DeSoto Shares may be made to a Related Person of such Stockholder (including, without limitation, pursuant to an exercise of the purchase option granted by the Banks to Narragansett First Fund in connection with the Bank Debt Restructuring) or to a Third Party without the prior written





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consent of DeSoto if all conditions set forth in Exhibit B are satisfied.

         5.03 Special Resale Provisions. Each Stockholder may sell New DeSoto Shares in open market transactions in conformity with the requirements of Rule 144, provided that:

                 (x) the number of New DeSoto Shares that may be so sold by a Stockholder in the aggregate in any open market sale, together with all other New DeSoto Shares sold by all Stockholders in open market sales within the three-month period preceding such sale, shall not exceed the largest number of shares of DeSoto common stock that may be sold by one person in accordance with the volume limitations prescribed by paragraph (e)(1) of Rule 144 as such rule is in effect at the Effective Time, regardless of whether any of such Stockholders (or all the Stockholders taken together) is an "affiliate" within the meaning of Rule 144 or whether the provisions of paragraph (k) of Rule 144 or any other provision of Rule 144 would permit such sales to be made not in compliance therewith,

                 (y) each such open market transaction shall be made in compliance with the provisions of paragraph (f) of Rule 144 as such rule is in effect at the Effective Time, regardless of whether such Stockholder is an "affiliate" within the meaning of Rule 144 or whether the provisions of paragraph (k) of Rule 144 or any other provision of Rule 144 would permit such sale to be made not in compliance therewith, and

                 (z) no Stockholder will, in any series of related open market transactions pursuant to this Section 5.03, knowingly sell, transfer or otherwise dispose of New DeSoto Shares constituting more than 3% of the then outstanding shares of common stock of DeSoto to a single person or to a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or any New DeSoto Shares to a person or "group" then owning in excess of 5% of such then outstanding shares.

         5.04. Legend; Improper Transfer. (a) The certificates representing the New DeSoto Shares, and any replacement certificate or certificates, shall bear the





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following legend or any similar legend which may from time to time be deemed appropriate by counsel to DeSoto:

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER WITHOUT AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER SUCH ACT, UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT.

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER LIMITATIONS AS SET FORTH IN A STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 21, 1992, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

                 (b) In the event of a Transfer of any New DeSoto Shares in a Public Offering pursuant to an exercise of the Registration Rights or pursuant to Section 5.03, all of the restrictions set forth in this Agreement shall cease to apply to the shares subject of such Transfer and DeSoto shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such New DeSoto Shares without the legend required by
Section 5.04(a).

                 (c) Any purported Transfer of, or creation, incurrence or assumption of an Encumbrance with respect to, any New DeSoto Shares not in compliance with this Agreement shall be null and void, and neither DeSoto nor any transfer agent of DeSoto shall give any effect in DeSoto's stock records to such purported Transfer or creation, incurrence or assumption of an Encumbrance.





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                                   ARTICLE VI

                              ADDITIONAL COVENANTS

         6.01. Filings, Consents and Arrangements. Until the Effective Time or prior termination of the Merger Agreement in accordance with its terms, DeSoto and NPI shall cooperate with each other and use (i) their best efforts in promptly determining whether any submissions, notifications or filings are required to be or should be made or whether any consents, approvals, permits, authorizations, exemptions or waivers are required to be or should be obtained under any other Law or from any Third Parties to Commitments material to the Company's business in connection with the consummation of any of the Operative Transactions and (ii) their reasonable efforts in promptly making any such submissions, notifications or filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits, authorizations, exemptions or waivers.

         6.02. Further Action. Until the Effective Time or prior termination of the Merger Agreement in accordance with its terms, and subject to the terms and conditions of the Operative Agreements, each of DeSoto and NPI shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable, and shall provide all reasonable assistance to and shall cooperate with each other, to consummate and make effective as promptly as practicable the Operative Transactions. Notwithstanding the foregoing, nothing herein shall impose upon DeSoto any obligation to accept terms of the Financing which are not acceptable to it in its sole discretion. Until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, NPI shall cause the Company not to take any action which would result in a breach (with or without the passage of time or the giving of notice or both) of any of the Company's agreements or covenants contained in the Merger Agreement. At any time or from time to time after the Effective Time, the parties hereto, at the request of any other and at such other party's expense, shall execute and deliver any further instruments or documents and take all such further action as such other may reasonably request in order to evidence the consummation of the Operative Transactions.

         6.03. No Solicitation of Transactions. Until the Effective Time or the prior termination of the Merger Agreement in accordance with its terms, NPI will not, and will cause its employees, representatives, investment bankers, consultants, advisors, agents or affiliates not to, directly or indirectly,





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(a) initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, or (b) participate in any discussions or negotiations with, or disclose any information concerning the Company to, or afford any access to the properties, books or records of the Company to, or otherwise assist, facilitate or encourage, any Person (other than DeSoto, Newco, their respective employees, consultants, affiliates, agents and representatives and those of DeSoto's and the Company's lenders in connection with the Operative Transactions) in connection with any Acquisition Proposal. NPI represents that as of the date hereof it has ceased any and all existing activities, discussions or negotiations with any parties (other than DeSoto and Newco and the Company's lenders in connection with the Operative Transactions) conducted heretofore with respect to any of the foregoing. Until the Effective Time or the prior termination of the Merger Agreement in accordance with its terms, NPI will (i) notify DeSoto immediately if any inquiry or proposal is made or any such information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to DeSoto the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

         6.04. Access and Information. Until the Effective Time or the prior termination of the Merger Agreement in accordance with its terms, NPI shall, and shall cause its officers, directors, employees and agents to, afford to DeSoto and its officers, directors, employees, counsel, accountants, advisors, representatives, consultants and agents and those of DeSoto's lenders full access to the officers, employees, agents, properties, offices and other facilities, and to the books, records (including, without limitation, tax returns and work papers of NPI's independent auditors) and Commitments of NPI, and shall furnish DeSoto and such others all financial, operating, technical and other data and information which DeSoto or its lenders, through their respective officers, employees or agents, may from time to time reasonably request. DeSoto will treat, and will cause it sources of financing and their respective accountants, counsel and other representatives and Persons described in the preceding sentence to treat, confidentially all non-public information, whether written or oral, concerning NPI furnished to DeSoto in connection with the Operative Transactions and not disclose such information to any other Person without NPI's written consent, subject to the requirements of Law and the provisions of this Agreement, and upon NPI's written request and the termination of the Merger Agreement in accordance with its terms, DeSoto shall deliver to NPI or destroy all such information in written or tangible form





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
without retaining any copies, summaries, analyses or extracts thereof.

         6.06. Tender Offers. If the Effective Time shall occur, notwithstanding anything in this Agreement (including Sections 5.02(a) and 5.03) to the contrary: (i) each Stockholder may sell any or all of its New DeSoto Shares pursuant to a tender offer (as such term is used in the Exchange Act and the rules and regulations thereunder) made by a Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) to purchase or exchange for cash or other consideration any shares of DeSoto common stock with respect to which tender offer (A) a majority of the Board recommends stockholder acceptance or (B) a majority of the Board does not recommend stockholder acceptance (an "Opposed Tender Offer") if but only if William Spier or any of the Preferred Stock Purchasers or his or their respective affiliates elect to tender shares into such Opposed Tender Offer; and (ii) no Stockholder may sell any of its New DeSoto Shares pursuant to an Opposed Tender Offer other than as permitted by clause (i)(B) above.

                 (b) In the event that any Stockholder is required to file a Schedule 13D under the Exchange Act, individually or as a member of a "group", such Schedule 13D will recite that such Stockholder's New DeSoto Shares were acquired by it as a passive investor with no intent on the part of such Stockholder to acquire or affect control of DeSoto (except to the extent the Stockholder Representative has the right to designate Directors pursuant to
Article IV and except for the actions of such Directors in their capacity as Directors).

         6.07. No Transfer of Shares. Until the Effective Time or the prior termination of the Merger Agreement in accordance with its terms, NPI will not Transfer, or create, incur or assume or suffer to exist any Encumbrance (other than that created in respect of the Prescott Credit Agreement) with respect to, any of the Prescott Shares held by it. Subject to the terms and conditions of the Merger Agreement, at the Closing, NPI shall deliver to DeSoto certificates representing all Prescott Shares issued and outstanding immediately prior to the Effective Time, duly endorsed in blank for transfer or accompanied by duly executed stockpowers assigning all such Prescott Shares in blank and, at the Effective Time, DeSoto shall deliver to NPI the consideration provided in
Section 1.07(a) of the Merger Agreement duly issued and in authenticated form in such amount as is provided in the Merger

Agreement (it being agreed that NPI shall bear the cost of any documentary or stamp taxes payable in respect of the issuance of New DeSoto Shares in exchange for Prescott Shares as contemplated by the Merger Agreement). In addition, at the Closing NPI (i) shall deliver to DeSoto an affidavit pursuant to Section 1.1445-2(b)(2) of the United States Treasury Regulations which (A) states that NPI is not a "foreign person" for purposes of United States income taxation,
(B) sets forth NPI's taxpayer identification number and its office address, and
(C) is duly signed under penalties of perjury, and (ii) shall deliver to DeSoto an accurate and complete signed original of Internal Revenue Service Form W-9 (or successor form) indicating that NPI is entitled to receive payment of the consideration provided for in Section 1.07(a) of the Merger Agreement without any deduction or withholding of any federal income Taxes (it being agreed that if NPI does not deliver such form, DeSoto shall be entitled to withhold from any such payments any amounts required by applicable law to be withheld).

         6.08. Registration Rights. The Stockholders as a group shall have the Registration Rights, all the terms and provisions of which being incorporated herein by this reference as if set forth in full in this Agreement. The Stockholders collectively will not, in any single Public Offering or series of Public Offerings, after reasonable inquiry by the Stockholders of the underwriters of such Public Offering, knowingly sell, transfer or otherwise dispose of New DeSoto Shares constituting more than 3% of the then outstanding shares of common stock of DeSoto to a Third Party or to a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or any New DeSoto Shares to a person or "group" then owning in excess of 5% of such then outstanding shares. In the event that any New DeSoto Shares are sold by any Stockholders in an underwritten Public Offering, NPI will cause the underwriters to use their reasonable efforts to distribute such shares in a manner consistent with the provisions of the preceding sentence (provided, however, that if the underwriters advise the Stockholders that the Public offering cannot be successfully completed on this basis, then the Public Offering shall be cancelled and shall not count as an exercise of Registration Rights by the Stockholders; and, provided, further, that if DeSoto common stock is sold in contravention of the foregoing maximum percentage stock ownership and sale limitations pursuant to a Public Offering as to which the underwriters did not know of such contravention and used the reasonable efforts described above, then none of the Stockholders or underwriters shall have any liability in connection therewith).

         6.09. Capital Contribution. NPI shall prior to the Effective Time contribute to the capital of the Company all indebtedness of the Company held or received by NPI, including any notes or indebtedness to be contributed to NPI by Narragansett First Fund pursuant to the letter from Narragansett First Fund to each of NPI and DeSoto dated as of the date hereof at the time and subject to the conditions set forth in such letter.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.01. Investment Intent. Each Stockholder hereby represents and warrants to DeSoto at the time it becomes a Stockholder that it is acquiring the New DeSoto Shares for investment and not with a view to, or in connection with, any public resale or other distribution thereof except in compliance with all applicable federal and state securities Laws and the provisions of this Agreement. NPI and its affiliates hereby acknowledge that they have had the opportunity to obtain from DeSoto and its representatives any information they wish regarding DeSoto, its business, financial condition, assets, liabilities and prospects. Each Stockholder hereby represents and warrants to DeSoto at the time it becomes a Stockholder that (i) its financial situation is such that such Stockholder can afford to bear the economic risk of holding the New DeSoto Shares for an indefinite period of time and suffer complete loss of such Stockholder's investment in the New DeSoto Shares, (ii) it understands that the New DeSoto Shares have not been registered under the Securities Act and that an offer or Transfer of New DeSoto Shares without registration under the Securities Act will require the availability of an exemption from such registration and, in addition, must be effected in compliance with the provisions of this Agreement, and (iii) it understands that the New DeSoto Shares are an investment which involves a degree of risk of loss of such Stockholder's investment therein and that there are substantial restrictions on the transferability of the New DeSoto Shares, and, accordingly, it may not be possible to liquidate such Stockholder's investment in DeSoto in case of emergency, if at all.

         7.02. Binding Effect; Assignment. Except as otherwise provided herein, the provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted successors and assigns. DeSoto may not assign or otherwise Transfer, or create, incur or assume or suffer to exist any Encumbrance with respect to, any of its rights or obligations hereunder. No Stockholder may assign or otherwise Transfer, or create, incur or assume or suffer to exist any Encumbrance with respect to, any of its rights or obligations hereunder to any Person other than in compliance with the provisions of this Agreement (including, without limitation, Sections 5.02 and 5.03) in all respects; provided, however, that in no event may the Stockholder Representative assign or otherwise Transfer, or create, incur or assume or suffer to exist any Encumbrance with respect to, any of its rights or powers as the Stockholder Representative except to a successor Stockholder Representative. Upon the Transfer of New DeSoto Shares permitted by this Agreement, the obligations of any Stockholder hereunder shall terminate at such time as it shall no longer own any New DeSoto Shares, except with respect to breaches of this Agreement made in connection with or prior to any such Transfer.

         7.03. Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the New DeSoto Shares, to any and all shares of capital stock of DeSoto or any permitted successor or assign of DeSoto (whether by merger, consolidation, sale of assets or otherwise) which capital stock may be issued in respect of, in exchange for, or in substitution of, New DeSoto Shares, by reason of (i) any merger or consolidation in which the holders of DeSoto Shares immediately prior to such merger or consolidation continue to hold at least 50% of the common stock of the surviving or resulting corporation (or its ultimate parent) or
(ii) any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization or reclassification.

         7.04. Amendments. This Agreement may be amended only by a written instrument signed by (i) DeSoto and (ii) such Stockholders who shall own in the aggregate not less than 66% of all New DeSoto Shares then outstanding and held by all Stockholders. Each Stockholder shall be bound by any amendment authorized by this Section 7.04, whether or not such Stockholder shall have consented thereto.

         7.05. Entire Agreement. This Agreement and the other Operative Agreements constitute the sole understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements among the parties with respect to the subject matter hereof and thereof.

         7.06. Waiver. Any of the terms or provisions of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         7.07. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement (except to the extent that effectiveness of such other provisions is conditioned upon the effectiveness of provisions which are invalid or unenforceable) or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         7.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         7.09. Public Announcements. Prior to the Closing, none of the parties hereto (or any of their respective officers, directors or employees) shall make any public statements, including, without limitation, any press releases, with respect to this Agreement or any of the other Operative Agreements or any of the Operative Transactions, except as may be required by Law (in which case, to the extent practicable, the nature of the statement shall be described to the other party prior to dissemination to the public) or as agreed to by the parties hereto.

         7.10. Expenses. Except as otherwise explicitly set forth herein or in the Operative Agreements, if the Effective Time shall occur, the reasonable legal, accounting and tax advice expenses incurred by NPI and the Company in connection with the Merger, this Agreement and the redemption of the Parent's minority stockholder shall be borne by DeSoto in accordance with DeSoto's existing policies and practices regarding the fees and expenses of its own legal counsel and other outside professional advisors and subject to receipt of documentary evidence of such expenses reasonably satisfactory to DeSoto, and all reasonable costs and expenses of the Parent and the Company in connection with the Bank Debt Restructuring shall be borne by the Company (and assumed by the Surviving Corporation), subject to the same requirements as to documentation and existing policies and practices of DeSoto.

If the Effective Time does not occur, each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement, the other Operative Agreements and the Operative Transactions, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

         7.11. Notices. Any notice, request, instruction or other document to be given hereunder (a "Notice") by any party hereto to any other party shall be dated and in writing and delivered personally, sent by a recognized overnight delivery service with charges prepaid, sent by registered or certified mail with postage prepaid, or sent by facsimile transmission:

         if to DeSoto to:

                 DeSoto, Inc.
                 1471 Business Center Drive
                 Suite 800
                 Mt. Prospect, Illinois 60056
                 Facsimile: (708) 391-9043
                 Confirmation: (708) 391-9000
                 Attention: William Spier

         with a copy to:

                 Fried, Frank, Harris, Shriver Jacobson
                 One New York Plaza
                 New York, New York 10004
                 Facsimile: (212) 747-1526
                 Confirmation: (212) 820-8000
                 Attention: Peter Golden

         if to NPI or the Stockholder Representative to:

                 Narragansett/Prescott, Inc.
                 c/o Narragansett Capital Inc.
                  Manufacturing Group
                 One Turks Head Place
                 Suite 1550
                 Providence, Rhode Island 02903
                 Facsimile: (401) 455-0076
                 Confirmation: (401) 751-8110
                 Attention: Arthur D. Little

         with a copy to:

                 Edwards & Angell
                 2700 Hospital Trust Tower
                 Providence, Rhode Island 02903
                 Facsimile: (401) 276-6611
                 Confirmation: (401) 274-9200
                 Attention: Christopher D. Graham
or at such other address for a party as shall be specified by like Notice.

Any Notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party, except that any Notice delivered by facsimile transmission shall be deemed to have been given upon confirmation of transmission; provided that Notice so delivered is promptly followed by duplicate Notice to that same party sent by recognized overnight delivery service with changes prepaid, or by registered or certified mail, postage prepaid.

         7.12. Termination. This Agreement (and each of the provisions contained herein or in the Exhibits hereto) shall terminate and be of no further force and effect on the earlier of (i) the termination prior to the Effective Time of the Merger Agreement in accordance with its terms or (ii) the sixth anniversary of the Effective Time, unless the parties hereto shall otherwise agree to extend such provisions.

         7.13. Miscellaneous. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Delaware without giving effect to the conflict of laws principles thereof which require the application of any other law; provided; however, that insofar as the provisions of Article VI relate to the voting of Prescott Shares, such provisions shall be governed by New Jersey law. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                        DESOTO, INC.


                                        By: /s/ William Spier
                                           -----------------------------------
                                           Name: William Spier
                                           Title: Chairman and Chief
                                                  Executive Officer


                                        NARRAGANSETT/PRESCOTT, INC.


                                        By: /s/ Arthur D. Little
                                           -----------------------------------
                                           Name: Arthur D. Little
                                           Title: Chairman

                                   Exhibit A

                              REGISTRATION RIGHTS

         (Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement to which this Exhibit A is annexed (the "Stockholders Agreement"). The terms "affiliate" and "subsidiary" each shall have the meaning ascribed to it in the Merger Agreement, and the term "associate" shall have the meaning ascribed to it in Rule 12b-2 under the Exchange Act.)

         1. Demand Registration Rights. At any time at which there has not been a Public Offering during the preceding six months (other than pursuant to a stock option or other employee benefit plan), upon the written request of the Stockholder Representative DeSoto will file with the SEC as reasonably promptly as practicable (and in any event within 60 days) after receiving such request, a registration statement under the Securities Act covering the New DeSoto Shares included in such request, and DeSoto shall use its best efforts to cause such registration statement to become effective as expeditiously as practicable; provided, however, that such request shall cover at least 100,000 New DeSoto Shares. Such request by the Stockholder Representative shall: (1) express the Stockholders' present intent to offer such shares for distribution;
(2) describe in reasonable detail the nature or method of the proposed offer and sale thereof; (3) contain information as to all prior sales of New DeSoto Shares in the preceding twelve months by the Stockholders in detail reasonably sufficient to complete such registration statement; and (4) contain an undertaking to furnish all such information and materials and take all such action as may be required in order to permit DeSoto to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the registration statement. The Stockholders collectively shall be entitled to one request for registration pursuant to this Section 1.

         2. Other Registration Rights. If DeSoto proposes to file a registration statement under the Securities Act for a Public Offering for cash, DeSoto shall give written notice as promptly as practicable of such registration statement to the Stockholder Representative and will use all reasonable efforts (or, if greater, such efforts as DeSoto may then be required to exert with respect to an exercise by a third party of incidental registration rights granted by DeSoto) to include such New DeSoto Shares owned by the Stockholders in such Public Offering as the Stockholder Representative shall request within

10 days after receipt of such notice from DeSoto; provided, however, that DeSoto shall not be required to include such New DeSoto Shares in any such registration statement if it relates solely to shares of DeSoto common stock to be issued pursuant to a stock option or other employee benefit plan, an exchange offer, a merger or consolidation with another corporation or an acquisition of assets. There shall be no limit as to the number of times the Stockholders may participate in registration statements pursuant to this
Section 2.

         3.      Expenses.

         In connection with any registration pursuant to this Exhibit A, the Stockholders and any other holders of New DeSoto Shares which are included in such registration statement pursuant to this Exhibit A shall pay all underwriting discounts and commissions (insofar as they are attributable to shares of DeSoto common stock being sold by the Stockholders or such other holder pursuant to an effective registration statement) and fees and disbursements of the Stockholders' (including the Stockholder Representative's) and such other holders', counsel and accountants. DeSoto will pay all other expenses of the offering, including without limitation SEC registration and filing fees and underwriting discounts and commissions (other than those attributable to shares of DeSoto common stock being sold by the Stockholders or such other holders pursuant to such registration statement), underwriting expenses, SEC and "blue sky" registration and filing fees, printing expenses, fees and disbursements of legal counsel and accountants for DeSoto and blue sky counsel, transfer agents' and registrars' fees, fees and disbursements of experts used by DeSoto in connection with such registration, expenses of any special audits of DeSoto incidental to or required by such registration, and expenses incidental to any post-effective amendment to any such registration statement.

         4. DeSoto's Obligations in Connection with Registrations. In connection with any registration by DeSoto pursuant to this Exhibit A, DeSoto shall:

         Use its best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares of DeSoto common stock (including New DeSoto Shares) covered by such registration statement for the period required to effect the distribution of such shares of DeSoto common stock, but in no event shall

DeSoto be required to do so for a period of more than 75 days following the effective date of such registration statement.

         Furnish to the Stockholders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as the Stockholder Representative may reasonably request in order to facilitate the disposition of their New DeSoto Shares, but only while DeSoto is required under the provisions hereof to cause the registration statement to remain current.

         Use its best efforts to register or qualify the shares of DeSoto common stock (including New DeSoto Shares) covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the managing underwriter shall request, and do any and all other acts and things which may be reasonably necessary to enable the Stockholders to consummate the disposition in such jurisdiction of the New DeSoto Shares owned by them; Provided, however, that DeSoto shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process in suits other than those arising out of the offer and sale of the New DeSoto Shares covered by such registration statement or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

         To the extent not specifically deemed improper under any statement or Auditing Procedure issued by the American Institute of Certified Public Accountants, Inc., or any successor to such organization, obtain a "comfort" letter from DeSoto's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the Stockholder Representative shall reasonably request.

         Deliver an opinion of counsel for DeSoto, dated the effective date of such registration statement or any post-effective amendment or supplement thereto, addressed to the Stockholder Representative and any underwriter, in the form usual and customary in connection with secondary public offerings of securities.

         5. Limitations, Conditions and Qualifications of DeSoto Under Registration Rights. The obligations of DeSoto to use all reasonable efforts to cause New DeSoto Shares to be registered under the Securities Act are subject to the following limitations:

         DeSoto shall be entitled to postpone once (and only once) for a reasonable period of time not to exceed 90 days from the date it receives the written request of the Stockholder Representative pursuant to this Exhibit A the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 1 of this Exhibit A if at the time DeSoto determines, in its reasonable judgment, that such registration and related Public Offering would materially adversely affect or interfere with any financing, acquisition, corporate reorganization or other material transaction involving DeSoto or any of its affiliates and as promptly as practicable gives the Stockholder Representative written notice of such determination. If DeSoto shall so postpone the filing of a registration statement the Stockholder Representative shall within 60 days after receipt of the notice of postponement advise DeSoto in writing whether or not it has determined to withdraw the Stockholders' request for registration, and, in the event of a withdrawal, such request for registration shall not be counted for purposes of determining the number of requests for registration to which the Stockholders collectively are entitled pursuant to Section 1 of this Exhibit A. Failure by the Stockholder Representative to timely notify DeSoto of its determination shall for all purposes be treated as a withdrawal of its request for registration and any such withdrawn requests for registration shall not be counted for purposes of determining the number of requests for registration to which the Stockholders collectively are entitled pursuant to Section 1 of this Exhibit A. In the event that the Stockholder Representative notifies DeSoto that it does not withdraw its request for registration, DeSoto shall be obligated to file a registration statement by the later of (i) the date to which DeSoto determined to postpone the filing of such registration statement and (ii) sixty days from the date on which the Stockholder Representative advises DeSoto that it has determined not to withdraw its request for registration, less the number of days that had elapsed from the date the Stockholder Representative requested registration until the date DeSoto advised the Stockholder Representative that it had determined to postpone the filing of the registration statement.

         DeSoto may, at its option, require that the number of shares offered for sale by the Stockholders, pursuant to a request for registration under
Section 2 hereof be decreased if, in the written opinion of DeSoto's managing underwriters, such reduction (a "Scale-Back") is reasonably necessary in order to permit the orderly distribution and sale of the shares of DeSoto common stock being offered by DeSoto and such other holders of shares of DeSoto common stock covered by such Public Offering; provided that the number of shares of DeSoto common stock (including New DeSoto Shares) offered for sale pursuant to such registration by any sellers other than DeSoto (including the Stockholders) shall be reduced proportionately. If DeSoto shall require a Scale-Back, any participant in such registration shall have the right to withdraw from the Public offering.

         In the event the Stockholders request registration pursuant to Section 1 hereof, (i) the offering or distribution of New DeSoto Shares shall be pursuant to a firm commitment underwriting in which the Stockholders, any other holder of shares of DeSoto common stock selling pursuant to such registration and any underwriter in the registration shall agree to use its reasonable efforts not to knowingly sell (either alone or in conjunction with any other holder of shares or underwriter or member of the selling group) more than 3% of the then outstanding shares of DeSoto common stock to any one Person (including the affiliates of the foregoing and other members of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of which such Person is a member, but excluding another underwriter or member of the selling group) or any shares of DeSoto common stock to a Person or group which owns in excess of 5% of the then outstanding shares of DeSoto common stock (provided, however, that if the underwriters advise the Stockholders that the Public Offering cannot be successfully completed on this basis, then the Public Offering shall be cancelled and shall not count as an exercise of Registration Rights by the Stockholders; and, provided, further, that if DeSoto common stock is sold in contravention of the foregoing maximum stock ownership and sale limitations pursuant to a Public Offering as to which the underwriters did not know of such contravention and used the reasonable efforts described above, then none of the Stockholders or underwriters shall have any liability in connection therewith),
(ii) the managing underwriter shall be a member firm in good standing of the New York Stock Exchange, Inc. or a recognized investment banking firm approved by DeSoto (which approval shall not be unreasonably withheld) and (iii) DeSoto shall enter into an underwriting agreement containing representations, warranties and agreements (including customary agreements with respect to indemnification of the underwriters) not substantially different from those customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that DeSoto shall not be obligated to enter into an agreement with respect to indemnification of the underwriters different in any material respect from that set forth in Section 6(a) of this Exhibit A.

         DeSoto shall not be obligated to prepare and file a registration statement otherwise required pursuant to Section 1 hereof or to include New DeSoto Shares owned by the Stockholders in a registration statement pursuant to
Section 2 hereof if counsel to DeSoto delivers an opinion addressed to the Stockholder Representative, in form reasonably satisfactory to the Stockholder Representative, stating that a Transfer of such New DeSoto Shares without registration under the Securities Act will comply in all respects with the Securities Act and the rules promulgated thereunder. In such event, the request for registration shall not be counted for purposes of determining the number of requests for registration to which the Stockholders collectively are entitled pursuant to Section 1 of this Exhibit A.

         6.      Indemnification

                 (a) By DeSoto. In the case of each registration effected by DeSoto pursuant to this Exhibit A, DeSoto will indemnify and hold harmless each Stockholder and the Stockholder Representative (for the purpose of this Section, each Stockholder and the Stockholder Representative shall be referred to individually as a "Seller" and collectively as "Sellers"), any underwriter and each other Person, if any, who controls such Seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which any Seller or any such controlling Person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such registration statement or final or summary prospectus contained therein (if used during the period DeSoto is required to keep the registration statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse each such Seller, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of DeSoto; provided, however, that DeSoto will not be liable to a particular Seller or underwriter in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged omission made in said





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
registration statement or said final or summary prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to DeSoto by that Seller or any of its affiliates or associates, or by that underwriter, as the case may be, specifically for use in the preparation thereof.

                 (b) By Sellers. In the case of each such registration, each Seller shall indemnify and hold harmless DeSoto, each of its directors, each of its officers who have signed such registration statement, any underwriter and each other Person, if any, who controls DeSoto or any such underwriter within the meaning of the Securities Act or who is an affiliate or associate of DeSoto, against any losses, claims, damages or liabilities, joint or several, to which DeSoto or any such director, officer, underwriter or controlling Person or affiliate or associate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such registration statement or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse DeSoto and each such director, officer, underwriter and controlling Person and affiliate and associate for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Seller; but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with information furnished to DeSoto by the Seller or any of its affiliates or associates specifically for use in the preparation thereof.

                 (c) Actions Commenced. Promptly after receipt by an indemnified party under Sections 6(a) or 6(b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to





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
the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party that it so chooses, such indemnifying party shall not be liable for the costs of defense incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within 20 days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section 6 shall be in addition to any liabilities which the indemnifying parties may have pursuant to other agreement or law.





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
                                   Exhibit B

                             CONDITIONS TO TRANSFER

         (Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement to which this Exhibit B is annexed (the "Stockholders Agreement"). The terms "affiliate" and "subsidiary" each shall have the meaning ascribed to it in the Merger Agreement, and the term "associate" shall have the meaning ascribed to it in Rule 12b-2 under the Exchange Act.)

         1. Standard Conditions. Any Transfer of New DeSoto Shares pursuant to Section 5.02(b) of the Stockholders Agreement is subject to satisfaction of all the following conditions:

                 (i) prior to such Transfer, the transferor Stockholder must deliver to DeSoto an unqualified written opinion of counsel reasonably acceptable to DeSoto, in form and substance satisfactory to DeSoto, to the effect that such Transfer is being made in compliance with the registration provisions (or exemptions thereto) of the Securities Act; and

                 (ii) prior to such Transfer, the transferee must execute and deliver to the transferor Stockholder and DeSoto an undertaking, in form and substance reasonably satisfactory to DeSoto, agreeing to be bound as a Stockholder by the terms of the Stockholders Agreement and, unless the transferee is any of the Narragansett Family Members at the time of the Transfer, by the terms set forth in Sections 2(b) and 3 of this Exhibit B (and upon such execution, all such terms set forth in Sections 2(b) and 3 of Exhibit B shall be deemed incorporated in the Stockholders Agreement with respect to the transferee as if set forth in full in the Stockholders Agreement).

         2. Notices; Consent to Jurisdiction. (a) The undertaking contemplated by clause (ii) of Section 1 of this Exhibit B shall specify the address for the transferee Stockholder for all Notices, and upon consummation of the Transfer pursuant to which such undertaking is executed, Section 7.11 of the Stockholders Agreement shall be deemed correspondingly amended.

                 (b) If the transferee Stockholder is not a Narragansett Family Member, the undertaking contemplated by clause (ii) of Section 1 of this Exhibit B shall include the following additional provisions:

                 (i) The transferee Stockholder hereby irrevocably submits to the jurisdiction of any State of Delaware court, State of New York court or Federal court sitting in the State of Delaware or the City of New York in any action or proceeding arising out of any breach of any representation or warranty, or the failure to perform any covenant or other agreement to be performed by such Stockholder contained in or contemplated by the Stockholders Agreement and each of the other agreements and documents referred to in, contemplated by, or to be entered into in connection with, the Stockholders Agreement. The undersigned also hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                 (ii) The transferee Stockholder also hereby irrevocably appoints CT Corporation System with an office located at 1633 Broadway, New York, New York 10019, as such Stockholder's agent. Such agent shall receive, on behalf of such Stockholder and such Stockholder's property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding referred to herein. Such service may be made by mailing or delivering a copy of any such process addressed to such Stockholder in care of the aforementioned agent at the address set forth above for CT Corporation System, and such Stockholder hereby irrevocably authorizes and directs said agent to accept such service on its behalf. DeSoto shall mail to the Stockholder at the last address provided to DeSoto by such Stockholder a copy of any process so delivered to the agent; it being understood and agreed that the failure of DeSoto to mail such a copy to the Stockholder shall not constitute a defect in or invalidate process given to the agent in accordance with the preceding sentence. In addition to, and without limiting the foregoing, as an alternative method of service, such Stockholder also irrevocably consents to the service of any and all process in any such action or proceeding in such State of Delaware or State of New York court or Federal court sitting in the State of Delaware or the City of New York by the





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
         mailing of copies of such process to such Stockholder at the address set forth for such Stockholder in Section 7.11 of the Stockholders Agreement. Such Stockholder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law.

                 (iii) Nothing herein shall affect the right of such Stockholder or the right of any other party to the Stockholders Agreement, or the agent referred to herein, to serve process in any other manner permitted by Law or affect the right of such Stockholder or any other party referred to herein to bring any action or proceeding against such Stockholder or such Stockholder's property in the courts of any other jurisdiction.

                 (iv) The foregoing consents to jurisdiction as set forth in this undertaking shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to the Stockholders Agreement.

         3. Standstill. If the transferee Stockholder is not a Narragansett Family Member, the undertaking contemplated by clause (ii) of
Section 1 of this Exhibit B shall include the following additional provisions:

         The transferee Stockholder and each of its affiliates and associates will not, and will not assist, advise, induce or encourage others (including by providing financing), to, directly or indirectly, from the date hereof until the termination of the Stockholders Agreement in accordance with its terms (i) acquire or agree, offer, seek or propose to acquire ownership (including but not limited to beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of (x) DeSoto or any of its assets (except in the ordinary course) or businesses, (y) any securities issued by DeSoto, its assets or businesses (other than New DeSoto Shares), or (z) any rights or options to acquire such ownership (including from a Person other than DeSoto), (ii) seek or propose to influence or control the management or policies of DeSoto, its assets or business (other than through any Director designated by the Stockholder Representative in accordance with Article IV of the Stockholders Agreement in his capacity as a Director),





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
         (iii) solicit or become a "participant" in any "solicitation" of "proxies" or written consents to vote DeSoto securities or become a "participant" in any "election contest" involving DeSoto or seek to advise or influence any Person with respect to the voting of any DeSoto securities (as such terms are used in the "proxy rules" of the SEC), (iv) form, join or in any way participate (including, without limitation, by acquiring or agreeing to acquire securities of any Person which is publicly disclosed (or otherwise known by the transferee Stockholder or any of its affiliates or associates) to be the beneficial owner of more than 5% of the outstanding DeSoto common stock) in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any DeSoto securities (except to the extent specifically provided in the Stockholders Agreement), (v) sell any DeSoto Shares in connection with or pursuant to any Opposed Tender Offer unless permitted by Section 6.06 of the Stockholders Agreement to sell New DeSoto Shares pursuant to such Opposed Tender Offer, (vi) make any public announcement or make any written or oral proposal or invitation to discuss any possibility, intention, plan or arrangement relating to a tender or exchange offer for securities of DeSoto or a business combination (or other similar transaction which would result in a change of control), sale of assets, liquidation or other extraordinary corporate transaction involving DeSoto or any of its subsidiaries, (vii) make any request or proposal to DeSoto or any other Person to amend, terminate, modify or waive any provision of this Section or to permit otherwise any action or statement prohibited by this Section or (viii) enter into any discussions, negotiations, arrangements or understandings with any Person with respect to, announce any intention to do, or take any action which might require DeSoto to make a public announcement regarding, any of the foregoing. The restrictions contained in subclauses (x) and (y) of clause (i) of this Section shall not be applicable to ordinary brokerage or trading transactions by a securities broker or dealer or by an investor solely for investment purposes aggregating less than 5% of DeSoto's outstanding equity securities or less than 10% of any class of DeSoto's outstanding non-equity securities.





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